United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FNB BANCORP

(Exact name of registrant as specified in its charter)

California	92-2115369
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

975 El Camino Real, Third Floor South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-74954

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, no par value, of FNB Bancorp (the "Registrant") set forth under the headings "Description of FNB Bancorp Capital Stock," "Comparison of Shareholder Rights" and "Market Price and Dividend Information" on pages 71, 72 and 78, respectively, of the Registrant's Rule 424(b) Prospectus to Registration Statement No. 333-74954 on Form S-4, as filed with the Commission on January 28, 2002, as subsequently amended from time to time thereafter, which is incorporated here by reference.

Item 2. Exhibits.

In accordance with the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Global Select Market and the securities registered hereby were previously registered by the Registrant on a Form 8-A filed with the Commission on March 15, 2002 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FNB BANCORP (Registrant)

Dated: April 11, 2017	By:	/s/ Dave A. Curtis
Dave A. Curtis
Senior Vice President and
Chief Financial Officer